$4,000,000.00 10% CONVERTIBLE DEBENTURE
                            PURCHASE AGREEMENT



     THIS $4,000,000.00 10% CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("Agreement") is made and entered into this 17th day of December, 1997, by and between Fronteer Financial Holdings, Ltd. ("Seller") and Heng Fung Finance Company Limited ("Purchaser").

                                    RECITALS

     A. Seller is a corporation duly organized and existing under the laws of the State of Colorado.

     B. Seller desires to sell and Purchaser desires to purchase a $4,000,000.00 10% Convertible Debenture from the Seller in accordance with the terms and conditions stated below.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

                                   ARTICLE 1.
                              TERMS OF TRANSACTION

     1.1. Purchase and Sale. Purchaser hereby agrees, subject to the terms and conditions of this Agreement, to purchase from Seller, and Seller hereby agrees, subject to the terms and conditions of this Agreement, to sell to Purchaser a $4,000,000.00 10% Convertible Debenture ("Debenture") due on the 15th day of December, 2007, provided, however that the Purchaser shall have the right to accelerate the repayment of the Debenture to June 15, 1998, if final approval of the proposed acquisition of more than twenty-five percent (25%) of the equity ownership of RAF Financial Corp. by Purchaser is not received from the NASD pursuant to Rule 1018 of the National Association of Securities Dealers, Inc. ("NASD") Membership and Registration Rules and, if required, from any other regulatory authorities by June 15, 1998.

     1.2. Purchase Price. The total consideration ("Purchase Price") to be paid by Purchaser to Seller for the Debenture is $4,000,000.00 and shall be paid in cash or certified funds by December 31, 1997.

     1.3. Terms of Debenture. The terms of the Debenture shall be as provided in the form of Debenture attached hereto as Exhibit A and incorporated herein by reference.

     1.4. Conversion. The Debenture shall be convertible into shares of Common Stock of the Seller as specified in the Debenture attached hereto.

     1.5. Option. Upon Heng Fung Capital [S] Private Limited's ("Capital") purchase of the balance of Robert A. Fitzner's stock to be sold to Capital, Purchaser shall have the right, exercisable at Purchaser's option at any time up to and including the earlier of the Maturity Date, as defined in the Debenture, or the business day next preceding the date fixed for prepayment in full of the Debenture, (so long as the Seller provides the notice of prepayment in full required by the Debenture and shall not thereafter default in the making of the prepayment) to purchase an additional Convertible Debenture in the form as is attached hereto as Exhibit B. Seller may exercise such option by delivering written notice of the exercise thereof together with payment therefor by cashier's or certified check to Seller on or before the expiration date of Seller's option. Purchaser agrees that the representations and warranties of Purchaser contained in Article 3 hereof again will be required from Purchaser upon exercise of Purchaser's option and will be a pre-condition to the exercise thereof.

                                   ARTICLE 2.
                                     CLOSING

     The transaction contemplated herein shall be closed in escrow (the "Closing") at the offices of Seller, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203, at 10:00 a.m. MST on December __, 1997, or at such other place and time as the parties hereto may mutually agree.

                                   ARTICLE 3.


A.        REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller as follows:

     3.1. Investment Intent. Purchaser acknowledges that the sale of the Debenture will not be registered under the Securities Act of 1933, as amended ("Act"). Purchaser affirms that Purchaser is acquiring the Debenture for Purchaser's own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing thereof.

     3.2. Information Available. The Purchaser understands that all documents, records, and books pertaining to this investment have been made available for inspection by the Purchaser and the Purchaser's attorney and/or accountant including, but not limited to, the Seller's Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 1996, the Seller's Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly periods ending December

31, 1996, March 31, 1997, and June 30, 1997, the Seller's Current Reports on Form 8-K, and Form 8-K/A dated July 23, 1996, February 25, 1997, and September 15, 1997, the Annual Report of RAF Financial Corporation ("RAF") and the unaudited monthly balance sheet and statement of operations as of and for the month ended October 31, 1997 for RAF, the Fronteer Directory Division, Fronteer Marketing Group and Secutron Corporation.

     3.3. Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D adopted under the Act.

     3.4. Independent Investigation. Purchaser has made an independent investigation of the financial condition and business of the Seller. Other than as set forth herein, Purchaser is relying on its own independent investigation and not on any representations and warranties made by any other party.

     3.5. Risks. The Purchaser recognizes that an investment in the Debenture involves a number of significant risks and that the Purchaser could lose the Purchaser's entire investment. The Purchaser is able to bear the substantial economic risks of an investment in the Debenture for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

     3.6. Solicitation. The Purchaser is not subscribing for the Debenture as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

     3.7. Experts. The Purchaser has or together with the Purchaser's advisor(s) has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the sale of the Debenture in order to evaluate the merits and risks of an investment in the Debenture and to make an informed investment decision with respect thereto.

     3.8. No Transfer. The Purchaser will not sell or otherwise transfer the Debenture, without registration under the Act or an exemption therefrom and fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser's purchase for an indefinite period of time because, among other reasons, the Debenture has not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Debenture is subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

     3.9. No Registration. The Purchaser understands that the Company is under no obligation to register the Debenture on the Purchaser's behalf or to assist the Purchaser in complying with any exemption from registration under the Act.

     3.10.   Restrictive  Legend.  The  Purchaser   understands  that  a  legend
restricting the transfer of the Debenture will appear on the Debenture.

     3.11. Authority. Purchaser has full power and authority to make, execute and perform this Agreement and the transactions contemplated hereby. This Agreement is a valid and binding obligation of Purchaser enforceable in accordance with its terms.

     3.12. No Default Resulting From Agreement. Neither the execution and delivery of this Agreement nor the performance of its terms by Purchaser will result in any material breach of the terms and conditions of, or constitute a default under any material agreement, lease, mortgage, note, instrument, undertaking, judgment, decree, governmental order or other restriction or obligation to which Purchaser is a party which prohibits Purchaser's ability to perform its obligations pursuant to this Agreement.

     3.13. Brokers or Finders. No broker or finder has acted on Purchaser's behalf in connection with this Agreement or the transaction contemplated hereby.

     3.14. Required Consents and Approvals. No application, notice, order, registration, qualification, waiver, consent, approval, or other action is required to be filed, given, obtained, or taken by Purchaser by virtue of the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

B.   REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser as follows:

     3.15. Organization and Qualification of Seller.

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and, except in such jurisdictions where the failure to qualify would not have a material adverse effect on Seller, is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The copies of the Articles of Incorporation and Bylaws of Seller which have been delivered to Purchaser are complete and correct, and Seller is not in default under or in violation of any provision of the Articles of Incorporation or Bylaws.

     3.16. Equity Structure.

          (a) The authorized capital stock of the Seller consists solely of (i) 100,000,000 shares of Common Stock of which, as of the date of the Agreement, 16,871,557 shares were issued and outstanding and (ii) 25,000,000 shares of Series A Voting Cumulative Preferred Stock, none of which is issued or outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, 10,189,523 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options, warrants or other rights or securities convertible into shares of Common Stock ("Company Options"), which Company Options are listed (including type and amount of Company Option, option holder's name and option price) in Exhibit 3.16(a). Except as set forth above, there are outstanding: (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) no options, warrants, subscriptions, calls, rights or other agreements to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities of the Company and (iv) no equity equivalent interests or rights to acquire equity equivalent interests in the ownership or earnings of the Company or its subsidiaries other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or other Company Securities, and to the knowledge of the Company, no such agreements have been entered into by shareholders of the Company.

          (b) All of the outstanding capital stock of the Company's direct and indirect subsidiaries (except for Secutron Corporation, approximately sixty percent (60%) of which is owned by the Company) is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in or any other securities of any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including without limitation any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a "subsidiary" means a corporation over fifty percent (50%) of the outstanding voting securities of which are owned by Seller.

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



          (c) None of the awards, grants or other agreements with respect to the Company Options have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement, the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" events.

          (d) The Company's Common Stock constitutes the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act o 1934, as amended (the "Exchange Act").

     3.17. Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Seller and this Agreement constitutes the valid and binding obligation of the Seller enforceable in accordance with its terms. Attached hereto as Exhibit 3.17 is a Certificate which evidences the approval and authorization of this Agreement by the Board of Directors of the Seller.

     3.18. No Conflicting Agreements. Standing alone, the execution and delivery of this Agreement by the Seller does not, and consummation by the Seller of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller, or (b) conflict with or result in a breach of any of the terms, conditions or provisions of the charter documents of Seller or of any agreement or instrument to which Seller is a party.

     3.19. Compliance with Applicable Law. The Seller has not received any notice or information of any violation, probable violation or default by the Seller under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over the Seller's operations which could materially adversely affect the Seller's business, operations, financial condition, properties or assets, or the ability to consummate the transactions contemplated hereby.

     3.20. Material Misstatements or Omissions. No representation or warranty of the Seller in this Agreement nor in any document set forth in paragraph 3.2 contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     3.21. Consents and Approvals. Standing alone, the execution and delivery by the Seller of this Agreement, and the performance by the Seller of its obligations hereunder, do not require the Seller or any subsidiary of Seller to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made as required by law, and (ii) those as to which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

     3.22. Subsidiaries. Except for securities owned by and in the inventory of RAF Financial Corporation, the Seller does not own, have an ownership interest in, or control any corporation, partnership, proprietorship or other entity, other than as shown on the attached Exhibit 3.22.

     3.23. Litigation. Except as described in Exhibit 3.23 attached hereto, there are no actions, proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or any subsidiary before any court or administrative agency which could result in any material adverse change in the operations or financial condition of the Seller other than as identified therein.

     3.24. Ownership. The Seller is the owner, beneficially and of record, of all of the property and equipment identified on Exhibit 3.24 hereto, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, except those disclosed as liabilities in the Seller's Financial Statements as defined in paragraph 3.27 below.

     3.25. Brokers. No broker or finder has acted on Seller's behalf in connection with this Agreement or the transaction contemplated hereby.

     3.26. Leases. Exhibit 3.26 is a list of all of Seller's office leases.

     3.27. Financial Statements. The Seller has delivered to the Purchaser copies of the Seller's financial statements contained in the reports described in paragraph 3.2, above, and the unaudited monthly balance sheet and statement of operations as of and for the month ended October 31, 1997 for RAF, the Fronteer Directory Division, Fronteer Marketing Group and Secutron Corporation, described in paragraph 3.2, above (collectively, the "Seller's Financial
Statements"). The Seller's Financial Statements are based upon the information contained in the books and records of the Seller and fairly present the financial condition of the Seller as at the respective dates thereof and results of operations for the periods referred to therein, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except that the unaudited statements do not include notes and are subject to consolidating adjustments and to year-end and audit adjustments. Monthly unaudited financial statements will be generated by the Seller from and after December 31, 1997, and will be prepared on a basis consistent with the methods and procedures used to prepare the Seller's Financial Statements. For so long as any portion of the Debenture remains unpaid, if requested by the Purchaser, the Seller will deliver such monthly unaudited financial statements to the Purchaser from and after the period ended December 31, 1997, within 30 days after the end of each month from the date hereof.

     3.28. SEC Reports. Since April, 1995, the Seller has filed all required forms, reports and documents (the "SEC Reports") with the Securities and Exchange Commission ("SEC"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, each as in effect on the dates such SEC Report was filed. None of such SEC Reports, including (without limitation) any financial statement or schedule included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. Seller will promptly deliver to Purchaser a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to the SEC Reports or to agreements, documents or other instruments which previously had been filed by the Seller with the SEC.

     3.29. Absence of Undisclosed or Contingent Liabilities. To the Seller's knowledge, the Seller has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, or due or to become due of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles) except current liabilities incurred in the ordinary course of business or as otherwise set forth in the Seller's Financial Statements. Neither the Seller nor any of its subsidiaries, nor their respective employees or agents, has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person.

     3.30. No Material Adverse Changes. Since October 31, 1997, neither the Seller nor any subsidiary has (i) made any distribution or payment of cash or other assets to its shareholders, other than as shown on the Seller's Financial Statements, (ii) suffered or permitted a materially adverse change in its assets, financial condition, gross profit, operating results, customer, employee or supplier relations or business condition, or (iii) paid any bonus to any officer, director, shareholder or employee of Seller or any subsidiary, other than as shown on the Seller's Financial Statements. For purposes of this paragraph, a materially adverse change includes an uninsured loss or liability exceeding $20,000.

     3.31. Employees. To Seller's knowledge, (a) no executive employee of the Seller and no group of the Seller's employees has any plan or intention to terminate his, her or its employment following the Closing (except as set forth in the Stock Purchase Agreement of Robert A. Fitzner, signed contemporaneously herewith); (b) the Seller has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) the Seller has no known material labor relations problem pending and believes that its labor relations are satisfactory; (d) there are no workmen's compensation, sexual harassment, discrimination or claims pending against the Seller nor is the Seller aware of any facts that would give rise to such claims; (e) to Seller's actual knowledge, no employee or former employee of the Partnership has any claim with respect to any intellectual property rights of the Seller.

     3.32. Representations as to Knowledge. The representations and warranties contained in this Article 3 which are made to the "knowledge" of a specified person are required to be made in good faith.

                                   ARTICLE 4.
                               SELLER'S COVENANTS

     So long as the Debenture is outstanding, the Seller shall comply with the following covenants.

A.   AFFIRMATIVE COVENANTS

     4.1. Formation and Capitalization of Fronteer Capital Inc. On or before the Closing, Seller, at Purchaser's sole cost and expense, shall form a new wholly-owned subsidiary named "Fronteer Capital, Inc." (hereinafter "Capital"), which shall be a Delaware corporation in form and substance satisfactory to Purchaser. All of the proceeds from the Purchaser's acquisition of the Debenture shall be deposited, $1,000 as capital and $3,999,000 as an advance (bearing no interest), to Capital's bank account, which bank account shall be and remain separate from the bank accounts of Seller or any affiliate of Seller. Upon failure or refusal of the NASD to approve the proposed change in control of RAF Financial Corp., as described in paragraph 1.1 above, by June 15, 1998, the Purchaser's sole and only remedy shall be a strict foreclosure of the stock of Capital in satisfaction of principal and accrued and unpaid interest on this Debenture, and any debt owed by Capital to Seller shall be cancelled and deemed satisfied.

     4.2. Control of Fronteer Capital Inc. Contemporaneous with the purchase of the Debenture, the Purchaser or an affiliate thereof is acquiring stock of the Seller. In connection with that purchase, Seller shall increase its Board of Directors to five (5) members, admit two of Purchaser's nominees to the Seller's Board, and appoint Purchaser's nominees as the directors of Capital, which appointments to Capital shall be irrevocable so long as the Debenture remains in effect.

     4.3. Security Agreement. At the Closing, Seller agrees to execute the form of Security Agreement attached hereto as Exhibit "C", which security agreement conveys 100% of the capital stock of Capital to Purchaser to further secure the Debenture. The security agreement creates certain rights in Purchaser beyond

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


those set forth in the Debenture, including (without limitation) the right to vote and to strictly foreclose on the pledged stock in satisfaction of the Debenture.

     4.4. Ongoing Operation. Seller will use all reasonable efforts to carry on its business diligently and substantially in the manner as heretofore conducted and solely in the ordinary course, to keep available the services of the present employees, and to preserve the relationship of the Seller with its customers and others having business relations with it.

B.   NEGATIVE COVENANTS

     4.5. Other Contracts. Neither Seller nor its subsidiaries shall become subject to any agreement, transaction or commitment which would restrict or in any way impair the obligation or ability of Seller to comply with all of the terms of this Agreement or the Debenture.

     4.6. Employee Benefits. Seller shall not (a) grant salary increases to its directors, officers or employees, or (b) enter into, amend or alter any savings, retirement, pension, severance, insurance, death benefit or other benefit plan, trust agreement or arrangement or any employment, agency, brokerage or consulting agreement.

     4.7. Indebtedness. Seller shall not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness, except in the ordinary course of business.

     4.8. Articles and Bylaws. Neither Seller nor any subsidiary shall amend their articles or certificate of incorporation or bylaws, or take any action with respect to such amendment, and shall take all steps necessary to maintain their corporate existence, powers and licenses.

     4.9. Acquisition or Disposal of Assets. The Seller and its subsidiaries shall refrain from acquiring any property or disposing of or encumbering any of their properties or assets, other than in the ordinary course of business of RAF Financial Corporation.

     4.10. Issuance of Shares. Except with the Purchaser's prior written consent, neither Seller nor any subsidiary shall authorize or issue any shares of capital stock or enter into any contract or grant any option, warrant, or right calling for the issuance of any such shares, or any securities convertible into any such shares, options, warrants or rights.

     4.11. Dividends. Neither Seller nor any subsidiary shall declare or pay any dividends, make any distributions on shares of capital stock or repurchase any shares of its capital stock.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT

     Each  party's   obligations   under  this  Agreement  are  subject  to  the
fulfillment prior to or at the Closing of each of the following conditions by the other party, any one or more of which may be waived in writing:

     5.1. Accuracy of Representations and Warranties. The representations and warranties of the other party contained herein or in any certificate, schedule, exhibit or other document delivered by the other party pursuant to the provisions hereof, or in connection herewith, shall be true and correct in all material respects as of the Closing, with the same effect as though such representations and warranties had been made at the Closing, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved in writing.

     5.2. Compliance With Conditions. The other party shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     5.3. Closing Documents. Purchaser shall have delivered to Seller the Purchase Price, and Seller shall have delivered an attorney's opinion letter addressed to Purchaser in form and content satisfactory to Purchaser opining on the due authorization and capacity of the Seller to into this transaction, the accuracy of certain representations hereunder.

                                   ARTICLE 6.
                                   TERMINATION

     This Agreement may be terminated at any time by Seller prior to the Closing, upon written notice, if the terms, covenants or conditions of this Agreement to be complied with or performed by Purchaser at or before the Closing shall not by that time have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been waived in writing by Seller. Upon any such termination Seller shall not have any liability to Purchaser.

                                   ARTICLE 7.
                                  MISCELLANEOUS

     7.1. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid, return receipt requested:

   a.       To Purchaser at:         Heng Fung Finance Company Limited
                                     10th Floor Lippo Protective Tower
                                     231-235 Gloucester Road
                                     Wanchai, Hong Kong
                                     Attn: Chan Heng Fai

            with a copy to:          Larry D. Gallegos, Esq.
                                     David C. Roos, Esq.
                                     Berliner Zisser Walter & Gallegos, P.C.
                                     1700 Lincoln St., Suite 4700
                                     Denver, CO 80203

   b.       To Seller at:            Fronteer Financial Holdings, Ltd
                                     1700 Lincoln Street, Suite 3200
                                     Denver, Colorado 80203
                                     Attn: R. A. Fitzner, Jr.

            with a copy to:          Thomas S. Smith, Esq.
                                     Smith McCullough, P.C.
                                     4643 South Ulster Street, Suite 900
                                     Denver, CO 80237

     7.2. Entire Agreement. This Agreement and the Exhibits hereto supersedes all prior discussions and agreements between Purchaser and Seller with respect to the matters contained herein.

     7.3. Amendments and Waivers. This Agreement may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought. Seller and Purchaser may, by a signed writing, give any consent, take any action, waive any inaccuracies in representations or other compliance to the other party to any of the covenants or conditions herein, modify the terms of this Agreement, or take any other action deemed by either party to be necessary or appropriate to consummate the transactions contemplated by this Agreement.

     7.4. Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

     7.5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns, but no party may assign, delegate or otherwise transfer any of such party's rights, duties or obligations hereunder or interest herein without the written consent of the other party hereto.

     7.6. Further Assurances. After the Closing, each party, at the request of the other party, shall execute, deliver and acknowledge where necessary from time to time such other and further acts and things as may be reasonably necessary to more fully and effectively consummate the transactions contemplated by this Agreement.

     7.7. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be made effective on the day and year first above written.

                                       SELLER:
                                       FRONTEER FINANCIAL HOLDINGS, LTD.,
                                       a Colorado corporation



                                       By: /s/ R. A. Fitzner, Jr.
                                          --------------------------------------
                                            R. A. Fitzner, Jr., Chairman

                                       PURCHASER:
                                       HENG FUNG FINANCE COMPANY LTD.,
                                       a Hong Kong corporation



                                       By: /s/ Fai H. Chan
                                          --------------------------------------
                                            Director

                                    EXHIBIT A
                   TO $4,000,000.00 10% CONVERTIBLE DEBENTURE
                               PURCHASE AGREEMENT

THE SECURITIES REPRESENTED BY THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.


                        FRONTEER FINANCIAL HOLDINGS, LTD.

                 10% Convertible Debenture Due December 15, 2007

$ 4,000,000.00                                                December ___, 1997


     FOR VALUE RECEIVED, Fronteer Financial Holdings, Ltd., a corporation duly organized and existing under the laws of the State of Colorado (the "Corporation"), hereby promises to pay to the order of Heng Fung Finance Company Limited, ("Holder") the principal sum of $4,000,000.00, with interest from the date hereof at the rate of 10% per annum, amortized over ten (10) years, and payable in equal quarterly installments of principal and interest of One Hundred and Fifty-Nine Thousand, Three Hundred Forty-Five Dollars ($159,345.00), with the first of such payments due and payable on the 31st day of March, 1998, successive payments due and payable on the last day of each calendar quarter thereafter, with the final payment of the entire unpaid principal balance and all accrued and unpaid interest, if not sooner paid, due and payable on the 15th day of December, 2007 (the "Maturity Date"). At Holder's option, interest may be paid in stock of the Corporation at the Conversion Price (described below).

     The unpaid principal amount of this Convertible Debenture ("Debenture") and all accrued and unpaid interest hereon shall be due and payable by the Corporation to the Holder on the Maturity Date.

     The Holder shall have the right, exercisable at the Holder's option at any time and from time to time up to and including the Maturity Date (except that, if this Debenture shall be called for prepayment in full by the Corporation and the Corporation shall not thereafter default in the making of the prepayment, such right shall terminate at the close of business on the business day next preceding the date fixed for prepayment), to convert all or any part of the unpaid principal amount hereof into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price, as defined below, upon surrender or partial surrender of this Debenture to the Corporation at its principal place of business. If so required by the Corporation, this Debenture, upon surrender or partial surrender for conversion as aforesaid, shall be duly endorsed by or accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or by Holder's duly authorized attorney. The Corporation shall not be required to issue fractional shares of Common Stock of the Corporation, but shall make adjustment therefor in cash based upon the Conversion Price of the Common Stock of the Corporation as of the date of conversion. The certificate representing the shares of Common Stock issued upon conversion or partial conversion shall contain a legend restricting the transfer thereof similar to the legend that appears on the top of this Debenture.

     The term "Conversion Price", as used with reference to any share of Common Stock on any specified date, shall mean $0.53125 per share of Common Stock.

     If any payment of interest or any payment of principal and interest, as the case may be, is not paid by the Corporation within five (5) business days after the date on which such payment shall have become due and payable under this Debenture or upon the bankruptcy or receivership of the Corporation (each, an "Event of Default"), the Holder may, by giving written notice to the Corporation, declare the unpaid principal amount hereof and all accrued and unpaid interest hereon to be immediately due and payable and upon such declaration, the unpaid principal amount hereof and all accrued and unpaid interest hereon shall be and become immediately due and payable. Upon the occurrence and continuance of an Event of Default and upon notice from Holder to the Corporation, the rate of interest on this Debenture shall increase from 10% per annum to 18% per annum, and Holder shall be entitled (but not required) to exercise any and all remedies available under Colorado law, including (without limitation) strict foreclosure upon the stock of Fronteer Capital, Inc. pursuant to the Security Agreement between the Corporation and the Holder.

     Should the indebtedness represented by this Debenture or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Debenture be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Corporation agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees.

     This Debenture may not be prepaid before December 15, 1998. Thereafter, this Debenture may be prepaid, in part or in whole, at the option of the Corporation, at any time or from time to time prior to the Maturity Date, to the Holder without premium or penalty, together with accrued interest to the date fixed for prepayment; provided, however, that prepayment in full of this Debenture by the Corporation shall require not less than 30 nor more than 60 days prior notice of prepayment to the Holder.

     Subject to compliance with the provisions of the Securities Act of 1933, as amended, this Debenture is transferable in the manner authorized by law. Upon surrender of this Debenture for transfer, accompanied by a written instrument of transfer in form satisfactory to the Corporation, a new Debenture or Debentures, for a like aggregate principal amount, will be issued to the transferee.

     Prior to the transfer of this Debenture, the Corporation may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and interest hereon, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

     Except as expressly provided for herein, the Corporation hereby waives presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement.

     This Debenture shall be governed and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, Fronteer Financial Holdings, Ltd. has caused this Debenture to be signed by its President on the date first above written.

                                         FRONTEER FINANCIAL HOLDINGS, LTD.


                                         By:
                                             -----------------------------------
                                             R. A. Fitzner, Jr., Chairman

                                    EXHIBIT B
                   TO $11,000,000.00 10% CONVERTIBLE DEBENTURE
                               PURCHASE AGREEMENT

THE SECURITIES REPRESENTED BY THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.


                        FRONTEER FINANCIAL HOLDINGS, LTD.

               10% Convertible Debenture [10 years from purchase]

$ 11,000,000.00                                                 __________, 1997


     FOR VALUE RECEIVED, Fronteer Financial Holdings, Ltd., a corporation duly organized and existing under the laws of the State of Colorado (the "Corporation"), hereby promises to pay to the order of Heng Fung Finance Company Limited, ("Holder") the principal sum of $11,000,000.00, with interest from the date hereof at the rate of 10% per annum, amortized over ten (10) years, and payable in equal quarterly installments of principal and interest of Four
Hundred Thirty Eight Thousand, One Hundred Ninety-Nine Dollars ($438,199.00),with the first of such payments due and payable on the last day of each calendar quarter, with the final payment of the entire unpaid principal balance and all accrued and unpaid interest, if not sooner paid, due and payable on the _____ day or [10 years from purchase] (the "Maturity Date").

     The unpaid principal amount of this Convertible Debenture ("Debenture") and all accrued and unpaid interest hereon shall be due and payable by the Corporation to the Holder on the Maturity Date.

     The Holder shall have the right, exercisable at the Holder's option at any time and from time to time up to and including the Maturity Date (except that, if this Debenture shall be called for prepayment in full by the Corporation and the Corporation shall not thereafter default in the making of the prepayment, such right shall terminate at the close of business on the business day next preceding the date fixed for prepayment), to convert all or any part of the unpaid principal amount hereof into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price, as defined below, upon surrender or partial surrender of this Debenture to the Corporation at its principal place of business. If so required by the Corporation, this Debenture, upon surrender or partial surrender for conversion as aforesaid, shall be duly endorsed by or accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or by Holder's duly authorized attorney. The Corporation shall not be required to issue fractional shares of Common Stock of the Corporation, but shall make adjustment therefor in cash based upon the Conversion Price of the Common Stock of the Corporation as of the date of conversion. The certificate representing the shares of Common Stock issued upon conversion or partial conversion shall contain a legend restricting the transfer thereof similar to the legend that appears on the top of this Debenture.

     The term "Conversion Price", as used with reference to any share of Common Stock on any specified date, shall mean $0.61 per share of Common Stock.

     If any payment of interest or any payment of principal and interest, as the case may be, is not paid by the Corporation within five (5) business days after the date on which such payment shall have become due and payable under this Debenture or upon the bankruptcy or receivership of the Corporation (each, an "Event of Default"), the Holder may, by giving written notice to the Corporation, declare the unpaid principal amount hereof and all accrued and unpaid interest hereon to be immediately due and payable and upon such declaration, the unpaid principal amount hereof and all accrued and unpaid interest hereon shall be and become immediately due and payable. Upon the occurrence and continuance of an Event of Default and upon notice from Holder to the Corporation, the rate of interest on this Debenture shall increase from 10% per annum to 18% per annum, and Holder shall be entitled (but not required) to exercise any and all remedies available under Colorado law, including (without limitation) strict foreclosure upon the stock of Fronteer Capital, Inc. pursuant to the Security Agreement between the Corporation and the Holder.

     Should the indebtedness represented by this Debenture or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Debenture be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Corporation agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees.

     This Debenture may not be prepaid before one year from the date of purchase. Thereafter, this Debenture may be prepaid, in part or in whole, at the option of the Corporation, at any time or from time to time prior to the Maturity Date, to the Holder without premium or penalty, together with accrued interest to the date fixed for prepayment; provided, however, that prepayment in full of this Debenture by the Corporation shall require not less than 30 nor more than 60 days prior notice of prepayment to the Holder.

     Subject to compliance with the provisions of the Securities Act of 1933, as amended, this Debenture is transferable in the manner authorized by law. Upon surrender of this Debenture for transfer, accompanied by a written instrument of transfer in form satisfactory to the Corporation, a new Debenture or Debentures, for a like aggregate principal amount, will be issued to the transferee.

     Prior to the transfer of this Debenture, the Corporation may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and interest hereon, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

     Except as expressly provided for herein, the Corporation hereby waives presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement.

     This Debenture shall be governed and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, Fronteer Financial Holdings, Ltd. has caused this Debenture to be signed by its President on the date first above written.

                                              FRONTEER FINANCIAL HOLDINGS, LTD.


                                              By:
                                                 -------------------------------
                                                   R. A. Fitzner, Jr., Chairman

                                   EXHIBIT "C"

                               SECURITY AGREEMENT


     THIS AGREEMENT, made this _____ day of December, 1997, by and between Fronteer Financial Holdings, Ltd., hereinafter referred to as "Debtor" and Heng Fung Finance Limited, hereinafter referred to as "Secured Party";

     WHEREAS, Debtor is the holder of the following hereinafter referred to "collateral":

               One Certificate for 1,000 shares of voting common stock, representing 100% of the issued and outstanding capital stock of Fronteer Capital, Inc., a Delaware corporation, together with a noncancellable assignment, endorsed in blank, of the certificate for such stock duly signed by Debtor.

     WHEREAS, to induce Secured Party to accept a $4,000,000.00 10% Convertible Debenture (the "Debenture") of even date herewith, Debtor intends to grant to Secured Party a security interest in said collateral;

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Debtor does hereby deliver, assign and grant to Secured Party a security interest in said collateral to secure the payment of all principal and interest as provided in said Debenture, and all other indebtedness of Debtor to Secured Party, however or whenever arising, whether due or to become due. So long as any portion of the Debenture remains unpaid, Secured Party alone shall have the right to cast any and all votes and receive any distributions pertaining to the collateral.

     2. Secured Party shall have the right to record and file its lien and, at any time, to notify any and all third parties of the security interest of Secured Party in said collateral and, in the event of a default, to cause said collateral to be transferred to the name of the Secured Party or to the name of any other person or corporation; and Secured Party or such transferee may exercise all the rights and privileges in connection with said collateral to which transferor would have been entitled by virtue of being record holder thereof.

     3. Debtor does hereby constitute and appoint Secured Party as its attorney-in-fact to, upon default, endorse Debtor's name on said collateral, on any check or any other instrument of payment to be received therefrom, or on any other document or instrument which would facilitate the collection or payment of said collateral; to give receipts therefor in the name of Debtor for any amounts which may be received thereon; and to apply the amount so collected to any indebtedness of Debtor to Secured Party. If Secured Party elects to accelerate the indebtedness represented by the Debenture due to the failure or refusal of the NASD to consent to the change in control of RAF Financial Corp. by June 15, 1997, the Secured Party's sole and only remedy will be to take the Collateral in satisfaction of the balance due on the Debenture, without any public notice of foreclosure sale or public sale of the Collateral.

     4. Debtor does hereby warrant and represent that at the time of execution of this Security Agreement, Debtor has full and complete capacity and authority to grant the aforesaid security interest to Secured Party, and that the security interest granted herein to Secured Party is free and clear of any superior security interest, claim or lien. Debtor further agrees that, so long as this Security Agreement is in effect, no other lien, security interest, claim or encumbrance shall be permitted to attach to the Collateral or any part thereof, and no transfer, assignment, pledge or hypothecation (other than as set forth herein) of the Collateral or any part thereof shall be permitted.

     5. In the event of the default by Debtor in the payment of any sum when due pursuant to said Debenture or otherwise, then all indebtedness of Debtor to Secured Party hereby secured shall become due and payable as provided in said Debenture at the option of Secured Party, its successors and assigns, and Debtor does hereby authorize, empower and instruct Secured Party, as its attorney-in-fact, to collect said collateral, to retain such collateral in satisfaction of the Debenture or to sell the same, the whole or part of said collateral, at public or private sale, at its discretion after ten (10) days' prior written notice thereof to Debtor, without advertisement or notice of public sale, for cash or on credit, for such price and upon such terms as Secured Party shall determine, delivering said collateral to the purchaser thereof, Secured Party retaining the right to become the purchaser at such sale; the proceeds received shall first be applied to expenses, costs and charges, including (without limitation) attorneys' fees, incurred in the collection, sale, or delivery of said collateral, then to the payment of all indebtedness of Debtor to Secured Party, paying any surplus to Debtor.

     Debtor waives any right to require Secured Party to proceed against any person, exhaust any collateral, or pursue any other remedy which Secured Party may now or hereafter have. Debtor authorizes Secured Party, without notice or demand, to renew, extend the time of payment of, or accelerate the terms of any indebtedness due or to become due from Debtor to Secured Party, or to take and hold additional security for the payment of said indebtedness, or exchange, enforce, release or substitute any of said collateral.

     6. At such time as the Debenture has been fully repaid and satisfied, Secured Party shall release its security interest in said collateral and deliver said collateral to Debtor.

     7. The rights and liabilities of the parties hereto shall be governed and construed by the Uniform Commercial Code, as enacted in the State of Colorado.

     IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

DEBTOR:                                       SECURED PARTY:
FRONTEER FINANCIAL HOLDINGS, LTD.,            HENG FUNG FINANCE COMPANY
a Colorado corporation                        LIMITED, a Hong Kong corporation



By:                                           By:
   --------------------------------------        -------------------------------
                                       -2-